Exhibit 10.30

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

This SUPPLY AGREEMENT, the “Agreement”) is entered into as of January 12, 2021 (the “Effective Date”) by and between Carlisle Interconnect Technologies, Inc, headquartered at 100 Tensolite Drive, St. Augustine FL 32092 with manufacturing locations at Providien Device Assembly LLC, 6740 Nancy Ridge Drive, San Diego,  CA 92121 , (“Supplier”), and Outset Medical, Inc., a Delaware corporation with offices at 3052 Orchard Drive, San Jose CA 95134 (“OUTSET”).  Each of OUTSET and Supplier may be referred to in this Agreement as a “Party” and together as the “Parties”.

BACKGROUND

WHEREAS, Supplier is in the business of manufacturing and supplying medical devices and manufacturing solutions.

WHEREAS, Outset is a company engaged in the development and commercialization of medical devices, including for use with home dialysis.

WHEREAS, Outset desires to engage Supplier as an independent contractor to manufacture and supply certain products for use in connection with Outset’s proprietary home dialysis system, and Supplier desires to supply these items to Outset, in each case on the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the covenants contained in this Agreement, and intending to be legally bound hereby, the Parties agree as follows:

1)	DEFINITIONS. For the purposes of this Agreement, the following terms have the meanings set forth below:
(a)

“Affiliate” means any Person which, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with a Party, for so long as such Person controls, is controlled by or is under common control with a Party, and regardless of whether such Affiliate is or becomes an Affiliate on or after the Effective Date. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as used with respect to a Person means (a) direct or indirect ownership of fifty percent (50%) or more of the voting securities or other voting interest of any Person (including attribution from related parties), or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract, as a general partner, as a manager, or otherwise..

(b)	“cGMPs” means all applicable Laws and guidelines relating to the Supply of Products, including the current Good Manufacturing Practices as specified in the United States Code of Federal Regulations.
(c)

“Confidential Information” means private, proprietary or confidential information, data or materials, including trade secrets, know-how, formulae, processes, marketing and business plans, and technical information, which is disclosed or made available to the Receiving Party (“Receiving Party”) by or on behalf of the Disclosing Party (“Disclosing Party”), whether orally or in writing, regardless of when such disclosure or access occurred.  All Confidential Information of the Disclosing Party shall remain the exclusive property of the Disclosing Party.  The existence and terms and conditions of this Agreement are deemed to be Confidential Information.  Confidential

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

(d)	Information shall not include [***].
(e)

“Change of Control” means, with respect to Supplier, an event or transaction or series of events or transactions by which: (a) any Third Party (or group of Third Parties acting in concert) becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the outstanding securities of Supplier or the total voting power of such securities normally entitled to vote in elections of directors; (b) (i) Supplier reorganizes, consolidates or comes under common control with, or merges into another entity, or (ii) any entity reorganizes, consolidates or comes under common control with, or merges into Supplier, in either event of the foregoing ((i) or (ii)) where more than fifty percent (50%) of the total voting power of the securities outstanding of the surviving entity normally entitled to vote in elections of directors is not held by the parties holding at least fifty percent (50%) of the outstanding shares of Supplier immediately preceding such consolidation or merger; (c) Supplier conveys, transfers or leases to a Third Party (A) all or substantially all of its assets or the control thereof, or (B) all or substantially all of its assets or business relating to this Agreement or the control thereof; or (d) any other arrangement whereby a Third Party (or group of Third Parties acting in concert) obtains control or the right to control the board of directors or equivalent governing body that has the ability to cause the direction of the management, policies or affairs of such Party .

(f)	“Copyrights” means expressions fixed in a tangible medium, works of authorship, copyrightable material and copyrights associated with the Products.
(g)	“Disclosing Party” means the Party disclosing or providing access to its Confidential Information.
(h)	“Facility” means one or more of Supplier’s facilities set forth in Exhibit C (Approved Locations).
(i)	“FDA” means the U.S. Food and Drug Administration and any successor Regulatory Authority having substantially the same function.
(j)	“Field” means the field of manufacturing systems used in connection with the manufacture or commercial exploitation of medical products.
(k)

“Government Authority” means any federal, state, municipal, local, territorial or other government department, regulatory authority, judicial or administrative body, domestic, international or foreign.

(l)

“Intellectual Property Rights” means all rights available under patent, copyright, trademark, service mark, trade name, configuration, industrial design, trade secret or other intellectual property rights, including moral rights and mask works, and all rights in or relating to registrations, renewals, extensions, combinations, divisions, and reissues of, and applications for, any of the foregoing.

(m)	“Laws” means applicable laws, statutes, ordinances, codes, rules, regulations, ethical standards and other pronouncements that have the effect of law of any Government Authority, each as amended.
(n)

“Marks” means proprietary indicia, trademarks, service marks, trade names, symbols, logos and/or brand names adopted from time to time by OUTSET Entities to identify OUTSET Entities, the Products or related products or services anywhere in the world, regardless of whether registered.

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

(o)	“Materials” means raw materials and/or other materials that are used in the manufacture or formulation of the Product(s).
(p)

“OUTSET Background Technology” means technology, know-how, trade secrets, inventions, and all other intellectual property developed by or on behalf of Outset , or in which Outset obtained rights, prior to the Effective Date, or was developed by OUTSET independently of the design, development or Supply of any Products or the provision of any Services in connection with this Agreement.

(i)	“Person” means an individual, corporation, partnership, Limited Liability Company, association, trust, unincorporated organization, or other legal entity or organization, or a Government Authority.
(q)	“Product” means those products set forth in Exhibit A (Products and Specifications).
(r)	“Purchase Order” has the meaning set forth in Section 3(c).
(s)	“Quarter” means the period of three consecutive calendar months ending March 31, June 30, September 30 and December 31.
(t)	“Receiving Party” means a Party that receives or has access to the Confidential Information of the other Party.
(u)

“Regulatory Authority” means the FDA, the EMA or any Governmental Authority or regulatory body with similar regulatory authority in any other jurisdiction over the development, manufacture or commercialization of Products (including Supply) anywhere in the world.

(v)	“Services” means the services, functions and responsibilities performed, or required to be performed, by Supplier in connection with the Supply of Products under this Agreement.
(w)	“Specifications” means the specifications for Products, including the Supply of such Products, set forth in Exhibit A (Products and Specifications).
(x)

“Supply”, “Supplying” and/or “Supplied” means the production, manufacturing, packaging, packing, labeling, warehousing, quality control testing (including in-process, release and stability testing), release and, if applicable, shipping and delivery of Products.

(y)	“Third Party” means any Person other than OUTSET, Supplier or any Affiliates or either Party.
(z)

“Validation” and/or “Validating” means documented programs that provide a high degree of assurance that a specific process, method, or system shall consistently produce a result OUTSET predetermines as acceptance criteria.  Each Party shall be responsible for its own costs during any Validation program.

2)	SUPPLY
(a)

Supply of Product.  During the Term, in response to any and all Purchase Orders submitted by OUTSET, or any designated OUTSET Entity, Supplier shall Supply Products to OUTSET or the applicable OUTSET Entities in accordance with the Specifications and all other requirements under each Purchase Order and in accordance with the terms of this Agreement. Any additional or differing terms from this Agreement which may be contained on any Purchase Order and/or any

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

boilerplate web or portal shall not be binding on either Party unless expressly agreed to by both Parties in writing.
(b)

Samples.  Upon OUTSET’s request, Supplier shall provide OUTSET with a reasonable quantity of samples of Products from an OUTSET specified batch for inspection, testing and analysis.  Supplier shall ship such sample Products as requested by OUTSET, and OUTSET shall be responsible for the product cost and shipping expenses.

(c)

Services. In connection with the Supply of Products under this Agreement, in addition to any other Services set forth in this Agreement, Supplier shall provide Services to OUTSET. Services shall include customer support services, technical support services, logistics support services, and all services customary or necessary in connection with the Supply of Products under this Agreement, as reasonably requested by OUTSET and mutually agreed to by Supplier for non-standard requests.

(d)

Subcontracting.  Supplier shall not engage any subcontractors (including any of its Affiliates) to Supply any Products or perform any Services without OUTSET’s prior written consent. Each subcontractor must sign a written agreement, pursuant to which such subcontractor shall, among other things, agree to be bound by the terms and conditions of this Agreement, with respect to the applicable Products and Services, as if such subcontractor were Supplier.  Notwithstanding the foregoing, no subcontracting shall relieve Supplier of its responsibility and liability for any Products Supplied or Services performed by its subcontractors.

(e)

Tooling - The Parties agree that certain specific tooling and equipment modification will be required at the Facility in order to manufacture the Products. The installation of such tooling and equipment shall be conducted by Supplier in accordance with an operational plan (the “Product Readiness Plan”) to be mutually agreed by the Parties, including a budget for such activities. Outset shall be responsible for the out-of-pocket costs incurred in relation to activities under the Product Readiness Plan (the “Tooling Costs”), in accordance with the budget set forth in the Product Readiness Plan. The Tooling Costs shall be payable by Outset as follows: [***]. Outset shall not be responsible for any Tooling Costs in excess of those set forth in the Product Readiness Plan unless mutually agreed in advance in writing, provided that Outset shall not unreasonably withhold its consent to any additional amounts that do not increase the Tooling Costs in the aggregate by greater than [***]%. Outset shall provide reasonable assistance requested by Supplier, at Outset’s expense, in connection with activities under the Product Readiness Plan.

(f)

Productivity Goals. Supplier and OUTSET will work together to create, quarterly, a list of technically feasible initiatives, such as but not limited to, Value Stream Mapping, supply chain localization, and Kaizen projects, that will target a [***]% cost reduction against the total spend.  All technically feasible proposals submitted by Supplier shall count toward Supplier’s targeted achievement of the [***]% cost savings goal pursuant to this paragraph.  These projects may be executed with the allocation of resources from OUTSET to Validate the proposed changes.

(g)

Productivity Improvements.  A productivity improvement forum shall occur quarterly, with the goal of reducing costs by at least [***] percent ([***]%) annually. Any productivity improvement suggested by either party shall be discussed by Supplier and Outset in good faith.  Supplier shall be reimbursed by OUTSET for any expenses associated with implementing the productivity improvement prior to the cost saving implementation.  The resulting  cost savings shall , (i) first, provided that such productivity improvement opportunity was first identified by Supplier, the parties shall split such savings [***] for the first  [***] after implementation, and (ii) thereafter, one hundred percent (100%) of the productivity improvement savings shall be passed on to Outset.

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Notwithstanding the foregoing, Supplier shall implement a productivity improvement only upon Outset’s prior written consent and payment of applicable expenses incurred by Supplier.
3)	FORECASTS, PURCHASE ORDERS AND CAPACITY
(a)

Forecast.   OUTSET will provide Supplier with a non-binding, good faith, forward looking, [***] month rolling forecast for orders of each Product (each, a “Forecast”).  OUTSET shall update Forecast on a monthly basis. OUTSET shall be required to place Purchase Orders for a quantity equals to the first month forecast of Products.  Forecasts do not constitute Purchase Orders or commitments to purchase Products except OUTSET shall be responsible for all inventory, WIP, and finished goods, in connection with approved orders and forecasted long lead time items as required in section 3(b) and 3(h)

(b)	Inventory. Supplier shall maintain sufficient inventory to fulfill OUTSET’s requirements for Products as specified in the then-applicable Forecast and agreed upon safety stock.
(c)

Purchase Orders.  Outset may place Purchase Orders in a form to be agreed (each a “Purchase Order”) on a monthly basis. In the event of any conflict between a Purchase Order and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control. Any additional or conflicting terms noted on the Purchase Order are void and will only be binding when those terms have been previously agreed to in writing by both Parties. Terms contained in an order acknowledgement, invoice, or Supplier unilateral document that are in addition to or different from the terms and conditions of this Agreement are void. Outset may place longer term Purchase Orders at its discretion. Delivery dates may be amended (as to quantity or delivery date) at any time before [***] prior to the scheduled delivery date and may only be reschedule out a maximum of [***] from the original delivery date unless agreed to in writing by both Parties. Supplier’s failure to confirm or reject any order with a separate, written acceptance or rejection within [***] days after receipt of such Purchase Order shall be deemed acceptance of such Purchase Order.

(d)

Exceeding the Forecast.  Should OUTSET request Supplier to Supply Products in excess of the applicable Forecast, up to [***]% of the Forecast for any applicable period, Supplier shall use its best efforts to:

i.	accept unplanned orders;
ii.	accelerate delivery dates of existing orders; or
iii.	accept increases in quantities on existing orders.
(e)

Canceling or Deferring Purchase Orders.  OUTSET may cancel any Purchase Order without penalty, provided that such cancellation Notice is received by Supplier at least [***] days prior to the scheduled delivery date for a Product shipment.

(f)

Deliveries under Purchase Orders.  Supplier shall acknowledge the receipt of a purchase order within [***], and accept all requirements under each Purchase Order within [***] days upon placement, or such other date as may be specified in such Purchase Order by OUTSET (the “Delivery Date”).  Supplier agrees to maintain on time delivery in [***] percent ([***]%) of its shipments over a [***] period, and Supplier has not cured such delivery issue within the [***] day cure period, Supplier shall be deemed to be in material breach of this Agreement, and OUTSET shall have the right to terminate this Agreement immediately for cause per Section 13(b)(ii).

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

(g)

Anticipated Failure.  Supplier shall immediately provide Notice to OUTSET if Supplier anticipates that it will be unable to meet its obligations to Supply Product in accordance with this Agreement, at the time of placement of a Purchase Order. Failure to Supply greater than [***] percent ([***]%) the quantities of Products covered by Purchase Orders placed by OUTSET in (i) [***]consecutive Purchase Orders, or (ii) more than [***] times during any [***] period; (each, a “Supply Failure”), then OUTSET shall have the right to require that Supplier transfer, at Outset’s expense, all information, data, tooling, know-how and materials used in connection with and specifically relating to the manufacture of the Products to a Third Party designee nominated by Outset, provided that the foregoing shall only include tooling, materials and capital equipment to extent owned by OUTSET or otherwise purchased by OUTSET from Supplier at the time of such transfer. All care will be exercised to minimize cost to Outset as part of such transfer. Any actions that would generate a cost to OUTSET as part of such transfer including but not limited to freight and import cost of tooling and fixture transfer, raw material disposition, and engineering cost shall be subject to OUTSET’s prior written approval. Supplier will also provide commercially reasonable assistance required by OUTSET within the expedited timeframe as determined by OUTSET and such Third party in connection with such transfer.

(h)

Safety Stock.  Supplier shall maintain an inventory of Products equal to the average monthly quantity included in the first three (3) months of the Forecast. By way of example only, if the forecasted quantity of Products in the first three (3) months of the Forecast is 100+120+140 units, for a total of 360 units of Products, Supplier shall hold a safety stock of 120 units of Products.  Outset shall be responsible for the Safety Stock held by Supplier per this requirement if this Agreement is cancelled for any reason or if Purchase Orders are never placed to cover the forecasted requirements.  If the safety stock remains in storage for longer than [***] months, OUTSET will be responsible for all storage cost associated with the stock.

(i)

Surge Capacity: Supplier will maintain the ability to surge factory capacity by [***] percent ([***]%) in a period no greater than [***] days and [***] percent ([***]%) within a period of [***] days, including labor and equipment utilization (but not including availability of raw materials or components), in order to accommodate any increased demands for Product communicated by OUTSET in writing and included in the Forecast. OUTSET is responsible to provide additional customer-supplied equipment if necessary, to meet any increased demands.

(j)

Inventory Reporting.  From time to time, but at least quarterly,  upon OUTSET’s request, Supplier will provide a written report to OUTSET detailing the level of Aged Inventory and Obsolete Inventory (each as defined below) at Supplier (the “OA Report”).  OUTSET will respond to Supplier in writing within [***] days of receipt of the OA Report with any good faith disagreement to it, detailing with reasonable particularity the nature of any such disagreement.  For the purposes of this Section 3(j), “Aged Inventory” shall mean inventory of parts that has been endorsed by an Outset’s Purchase order, and has remained in stock for [***] months, and “Obsolete Inventory” shall mean inventory of parts obsoleted by an engineering change and remained in stock for over four months.

(k)

End of Life Management. Supplier will provide to OUTSET, upon OUTSET request , a proactive, reliable and comprehensive life cycle analysis for the procured costed bill of materials (“CBOM”), indicating potential obsolescence, supply disruption or market allocations that could interfere with assurance of supply or cost, extending recommendations for component replacement or inventory management strategies to mitigate or retire foreseeable risk. OUTSET may or may not, at its sole discretion, choose to implement such programs.

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

4)	PRICE AND PAYMENTS
(a)

Supply Price.  The price for all Products Supplied by Supplier to any OUTSET Entity under this Agreement (the “Supply Price”) shall be as set forth in Exhibit B (Supply Price) and shall be firm for the Initial Term of this Agreement. Prices subject to adjustment if cost of raw material increases greater than [***]%, In order to pass a cost increase to Outset, Supplier must demonstrate it has exhausted all reasonable cost avoidance efforts

(b)

Materials and Tooling. Outset shall not be responsible for or obligated to reimburse Supplier for the purchase of Materials unless otherwise noted in this agreement.  Notwithstanding the foregoing, Outset shall be responsible for any materials purchased by Supplier in support of binding Purchase Order commitments that are not utilized as a result of cancellation or delay of Purchase Orders by Outset. Supplier shall be responsible for any excess or obsolete material to the extent such materials were purchased in excess of a Binding Forecast.  Outset shall be responsible for Tooling Costs in accordance with Section 2(e).

(c)

Payment.  OUTSET shall pay to Supplier the Supply Price in U.S. Dollars of each shipment of Products within net [***] days after the date of OUTSET’s receipt of (i) a complete, undisputed invoice, or (ii) the applicable shipment, whichever is later.  A “complete invoice” is an invoice that is addressed to Outset Medical, Attention: Accounts Payable, sent to the electronic address [***], and that contains the following information, that must be consistent with this Agreement, and any other information specifically requested by OUTSET: (i) name of Supplier, (ii) “remit to” address, (iii) Supplier’s telephone number, (iv) invoice number, (v) invoice date, (vi) terms of payment, (vii) OUTSET’s purchase order number, (viii) OUTSET’s “ship to” location site name, (ix) itemized listing and description of Products provided and associated costs, (x) any additional costs listed separately (such as freight or handling), (xi) OUTSET’s part number (if any), (xii) gross total invoice amount net of additional costs and taxes, (xiii) amount of taxes along with tax rate and applicable calculation, and (xiv) gross total invoice amount.  Supplier may send an invoice to OUTSET upon shipment of goods.

(d)

Fees and Expenses. All fees and expenses to be paid by OUTSET are expressly specified in this Agreement. Unless expressly specified in this Agreement, there are no additional or other fees or expenses to be paid or reimbursed by OUTSET applicable to Supplier’s provision of the Products or Services or Supplier’s performance of its other obligations under this Agreement.

(e)

Form of Payment.  OUTSET may, at its sole discretion (i) make payments through electronic funds transfer upon receipt of complete banking and transmittal information from Supplier; and (ii) utilize its electronic commerce program for payments to Supplier when appropriate and as determined by OUTSET.  OUTSET may not charge Supplier for the use of such forms of payment without Supplier’s prior written consent.  If payment is made through the ACH system, the date of payment shall be the date OUTSET initiates such payment in the system.

(f)

Taxes.  To the extent that Products Supplied under this Agreement are subject to any consumption based taxes (e.g., sales, use and/or value-added taxes), payment of such taxes customarily paid by customers of Products, if any, is OUTSET’s responsibility.  Supplier is liable for any other taxes including taxes on any and all income it receives from OUTSET.  OUTSET shall have the right to withhold taxes where required to do so by applicable Laws.  Supplier shall take all reasonable actions to minimize mutual tax exposure and to indemnify OUTSET for any losses arising out of Supplier’s failure to take such actions or to comply with applicable tax Laws.

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

(g)

Third-Party Lower Price Offers.  OUTSET may provide Supplier with written notification of lower material cost offers for component parts used on Products from alternate suppliers.   OUTSET shall disclose the identity of the alternate supplier and the price received for the component part(s) to allow Supplier to vet new component supplier.  Supplier shall in good faith consider and discuss purchasing the specific component(s) from the new component supplier in order to meet the lower price offer for the quantity offered.  If Supplier agrees that the new component supplier meets purchasing requirement and purchases the component(s) from component supplier at the new reduced price, the Supply Price set forth in this Agreement shall be  amended to such lower price for the remainder of the Term.

(h)

No Minimum.  OUTSET will make a reasonable effort to purchase a minimum of [***]% total production demand requirements of Products or Services under this Agreement from Supplier.  If Supplier fails to meet the requirements of this Agreement and fails to cure such default within a [***] day cure period, then OUTSET shall be released from this minimum buy effort. Total demand is confidential and will not be disclosed to supplier.

(i)

Most Favored Customer. Supplier represents, warrants and covenants that all material terms and conditions under this Agreement, including all prices and rates, are (and shall at all times be) at least as favorable as those Supplier offers to any of its other customers for [***].  If Supplier provides or offers to provide more favorable material terms than are contained in this Agreement to any such customer, Supplier shall so notify OUTSET in writing within [***] days and to offer OUTSET those more favorable terms and conditions offered or granted to the other customer.

5)	OUTSET ENTITIES
(a)	Supplier shall Supply the Products to OUTSET or any Affiliate (each, an “OUTSET Entity”), as may be designated by OUTSET in writing from time to time, in accordance with the terms of this Agreement.
(b)

OUTSET Entities may issue Purchase Orders pursuant to this Agreement.  Except for the foregoing, Supplier and its Affiliates shall not enter into a separate agreement with any OUTSET Entity unless authorized in writing by the assigned OUTSET Strategic Sourcing Group Manager, and no OUTSET Entity shall have any responsibility or liability in connection with any such unauthorized agreement.  Supplier shall ensure that it, its Affiliates, and their respective related employees are informed of the requirements in this Section 5)(b).

(c)

Any such OUTSET Entity shall have the same rights and remedies under this Agreement as OUTSET in connection with such Supply of Products.  No OUTSET Entity shall be responsible or liable for any obligations or liabilities of any such OUTSET Entity in connection with this Agreement.

6)	DELIVERY OF GOODS AND RISK OF LOSS
(a)	Storage Accommodations. Supplier shall maintain adequate and appropriate storage accommodations for all Products, including as may be specified by OUTSET or as required by Specifications.
(b)

Freight Terms, Title and Risk of Loss.  Products sold to OUTSET are [***]. Supplier shall be solely responsible for all risk and costs associated with transfer of Products to [***]. Title and risk of loss and damage will pass from Supplier to OUTSET upon sterilization. Supplier will use commercially reasonable efforts to meet agreed delivery dates.  Early delivery up to [***] day is

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

acceptable to OUTSET. If there is reason to believe that the delivery will be delayed, Supplier shall promptly notify OUTSET in writing of the delay, stating the cause for such delay and specifying a new delivery date. Except in the case of Force Majeure, OUTSET may cancel all or any portion of such delayed order if late delivery is not cured within [***] days at no penalty or liability to OUTSET. Supplier will bear the cost of any additional freight charges necessarily incurred as a result of late delivery.

(c)

Packaging. Pallets, top frames, and tier sheets shall be provided by Supplier, Supplier agrees to maintain and report inventory of all such packaging materials in use or on hand, and shall be responsible for ensuring label information is visible, complete, and in full compliance with Outset requirements. Packing slips shall be visible and complete at all times. Supplier shall not employ any packaging subcontractors without previous written authorization by Outset.

(d)

Supply Chain Security. Supplier warrants that it has reviewed its supply chain security procedures and that such procedures and their implementation are in accordance with the criteria set forth by the Customs-Trade Partnership Against Terrorism (“C-TPAT”) program of U.S. Customs and Border Protection. Supplier also warrants that it (i) shall apply C-TPAT prescribed inspection methods prior to loading of the transport conveyance; (ii) shall maintain secure control over its loaded and empty transport conveyances; (iii) shall control and apply certified high-security seals for securing transport conveyance doors; and (iv) shall ensure that its business partners are observing generally accepted supply chain security standards. Supplier further represents and warrants that it has developed and implemented procedures for periodically reviewing and, if necessary, improving its supply chain security procedures. Supplier shall provide OUTSET with documentary evidence of its enrollment in any supply chain security accredited programs such as C-TPAT, Authorized Economic Operation (i.e., AEO), and Nuevo Esquema de Empresas Certificadas (i.e., NEEC), or other similar programs that may exist in the country of the Supplier.

(e)

Conformance with Specifications and No Defects; Product Warranty. Warranty period is [***] from delivery of product to OUTSET’s specified delivery location noted on the Purchase Order. Each Product (i) shall be Supplied in conformity with the Specifications, cGMPs; (ii) shall be free from any defect in design when Supplier is the sole design authority, material or workmanship; (iii) shall be free and clear of all liens, claims or encumbrances of any kind; (iv) shall consist of only new Materials; (v) shall not be the subject of any recall or, investigation taken or required by any Government Authority; and (vi) when delivered to OUTSET, and for a period of [***], shall be in  conformity with the Specifications.  Payment for Products made by OUTSET does not constitute acceptance of the Products by OUTSET.   Outset reserves the right to return the whole batch of product if more [***]% of the products that was inspected within the warranty period are found to be defective as per the Product specifications. Warranty: Supplier hereby warrants that for [***] from date of delivery, Products shall: (i) be new, free from defects in material, manufacturing and workmanship; (ii) conform to the Specifications and this Section 6(e). Supplier shall transfer and assign warranties provide by any subcontractor or third party vendor or supplier to OUTSET to the extent such warranties are transferable and assignable.   OUTSET shall be liable for compliance and all costs associated with all Material registration, licensing, testing, and marking in performance under the Supply Agreement.  THERE ARE NO WARRANTIES OTHER THAN THOSE SPECIFICALLY INCLUDED WITHIN THIS AGREEMENT, AND ALL OTHER WARRANTIES, INCLUDING WARRANTY OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY EXPRESSLY DISCLAIMED. THE WARRANTY REMEDIES CONTAINED WITHIN THIS SECTION AND SHALL BE THE SOLE AND EXCLUSIVE REMEDIES FOR ANY WARRANTY CLAIM.

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

(f)

Regulatory Compliance.  All Products Supplied under this Agreement (i) shall be in compliance with Regulation (EC) No 1907/2006 of the European Parliament and of the Council on the Registration, Evaluation, Authorization and Restriction of Chemicals (“REACH”), the Restriction of the Use of Certain Hazardous Substances (“RoHS”) in Electrical and Electronic Equipment (“EEE”) Directive (2011/65/EU); the Biocidal Product Regulation (EU) No 528/2012 (“BPR”) the U.S. Dodd Frank Act Conflict Minerals Rule (the “Conflict Minerals Rule”) and that the Products comply in all respects with the requirements of applicable Law, including REACH, RoHS, and the Conflict Minerals Rule, when applicable.  Supplier shall reimburse OUTSET for any and all reasonable expenses incurred by OUTSET in the event of any breach of warranties by Supplier.  Additionally, Supplier shall provide OUTSET with full material disclosure (“FMD”) in accordance with IPC1752 V2.0 Level D or as a minimum, inform OUTSET of the presence and percentage of any substance on the OUTSET Materials of Concern List (“OUTSET MOC”) contained in the Products.  If Supplier is not the manufacturer of Product, but is supplying OUTSET with third party product, Supplier must obtain and provide this information from such third party.  FMD is the full and complete percentage breakdown of the material composition to the lowest substance level (“CAS”), including all additives.  Substances in polymers that cannot be mechanically disjointed must still be reported (e.g., phthalates in PVC).  Additives used in a polymerization process, but do not end up in the polymer, also must be reported.  The OUTSET MOC list includes REACH Substances of Very High Concern, California Proposition 65 regulated substances and other OUTSET priority chemicals.  The OUTSET MOC list shall be periodically updated and the Supplier shall provide information relating to the revised list upon written request by OUTSET.

(g)

Acceptance.  If OUTSET determines that any Supplied Products did not meet any requirements specified in Section 6(e) (each such instance being a “Nonconformity” and each such Product being “Nonconforming”), OUTSET shall notify Supplier within [***] days after OUTSET becomes aware of such Nonconformity.  OUTSET shall have the right to reject any Nonconforming Products.  If a Nonconformity exists, then, in addition to any other rights or remedies available to OUTSET under this Agreement, Supplier shall, upon mutual agreement between OUTSET and Supplier election, either replace the Nonconforming Products as soon as practicable (and, in any event, within quoted lead-time per Exhibit A) after OUTSET’s return of the Nonconforming Product, at no cost to OUTSET, or promptly refund to OUTSET the price paid for such Nonconforming Products.  OUTSET shall be entitled to set off any such refunds against any amounts due and payable by OUTSET to Supplier under this Agreement (or under any other agreement between the Parties).

(h)

Returns.  Any Nonconforming Products shall, upon mutual agreement between OUTSET and Supplier, either be (i) returned to Supplier at Supplier’s expense; or (ii) destroyed at Supplier’s expense. Supplier will not raise the cost or delay the shipment due to any yield issues. Any Tiered pricing, if any for ramp needs to be agreed as per this agreement. Outset may reject Products (shipped either to Outset or to Outset’s end users) which are established to: (A) have been materially damaged by Supplier prior to, delivery after sterilization. (B) have not met, in all material respects, the specifications provided by Outset. Outset’s failure to provide Supplier with notification of rejection within [***] days of delivery of Product shall be deemed acceptance. Outset will notify Supplier in writing of rejected products and will return them to Supplier at Supplier’s expense within [***] days. Supplier will, as soon as reasonably practical following receipt, at Outset’s election and at Supplier’s expense either repair, replace or credit Outset for rejected products. Supplier will assign a Return Material Authorization tracking number or other identifying information to each nonconforming Product that Outset identifies to be returned to Supplier for repair or rework, as appropriate. All transportation costs, in-transit risk of loss, and damage of Products returned to Supplier for repair will be borne by Supplier.

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

(i)

Export-Related Information.  Supplier shall provide to OUTSET all export control classification numbers (i.e., U.S. ECCNs or foreign equivalents, where applicable), export licenses, advisory opinions, Government Authority classifications, classification requests and commodity jurisdiction requests relating to any commodities, software or technology provided or disclosed in connection with any Product, activity, delivery or development under this Agreement, and any Government Authority correspondence relating thereto.  Upon request of OUTSET, Supplier shall cooperate with OUTSET in seeking any duty drawback available to OUTSET in connection with export by OUTSET of any Products imported by Supplier and provided to OUTSET under this Agreement, or incorporating, or manufactured by OUTSET from, such Products.  Without limiting the foregoing, Supplier shall (i) provide all information with respect to such imported Products necessary to complete any such drawback claims to be filed by or on behalf of OUTSET, including U.S. Customs entry numbers, dates of entry, quantities and descriptions of goods, customs values, and rates and amounts of customs duties paid by Supplier; and (ii) execute applicable certificates of delivery and other documents as necessary in connection with OUTSET’s drawback claims.  Notwithstanding the transfer of duty drawback rights from Supplier to OUTSET, Supplier is responsible for compliance with all requirements of Law associated with any importation of Products provided to OUTSET under this Agreement, and the payment of all associated duties, taxes and fees.

7)	QUALITY
(a)

Specifications.  Supplier shall maintain ongoing quality assurance and testing procedures in accordance with, and sufficient to comply with, the Specifications and OUTSET’s quality assurance policies and procedures as mutually agreed under the signed and executed quality agreement.

(b)

Manufacturing Data and Certificates of Origin.  During the Retention Period (as defined below), Supplier shall maintain traceability records in accordance with all applicable standards, including the manufacture date and lot number of each unit of Product (and each component and Material thereof), and shall promptly provide OUTSET with a copy of such records upon OUTSET’s request.  Each December during the Term and for a period of [***] after the final delivery of Products under this Agreement, Supplier shall provide a certificate of origin for the Products and Materials used in manufacturing the Products or a manufacturing affidavit validating the manufacturing origin of the Products and the Materials used in manufacturing the Products.

(c)

Changes.  Supplier shall not in any way change any Specifications, Facilities, Materials, approved subcontractors or Supply procedures without the prior written consent of OUTSET.  If Supplier wishes, or is required pursuant to applicable Laws or in response to the order or request of any Government Authority having jurisdiction over any Product, to make any change in any (i) Specifications, or (ii) Facilities, Materials or Supply of any Product, Supplier shall propose by a written Engineering Change Notice (“ECN”) to OUTSET. The recipient of an ECN will use all reasonable efforts to provide a detailed response within [***] of receipt. Supplier will advise OUTSET of the likely impact of an ECN (including but not limited to delivery scheduling and Supply Price, if any) on the provisions of any future orders incorporating the ECN,. Until an ECN and any associated impact have been agreed in writing, the parties will continue to perform their obligations without taking account of that ECN. Supplier shall notify Outset [***] days in advance, in writing, of proposed material changes to the Products or in the Specifications and documentation that would materially impact upon: (A) reliability, (B) requirements of the Specification, or (C)

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

form, fit or function of the Products and changes resulting from such notification shall be upon mutual agreement of the Parties and included in an ECN.
(d)

Regulatory Required Changes.  If OUTSET requests, or is required pursuant to applicable Laws or in response to the order or request of any Government Authority having jurisdiction over any Product, to make any change in any (i) Specifications, or (ii) Facilities, Materials or Supply of any Product (other than a change that is required to correct a Nonconformity, which shall be handled expeditiously by Supplier as if it were a Supplier-initiated change under Section 7(c) above), Supplier shall use commercially reasonable efforts to accommodate such change as promptly as practicable.  OUTSET shall be responsible for all reasonable, documented, out-of-pocket costs and expenses to the extent reasonably necessary to effect such change, and the Parties shall negotiate in good faith an amendment to this Agreement to incorporate such change, which may include an equitable adjustment to the Supply Price of the applicable Product.

(e)

Facility and Equipment. Supplier’s facilities will be certified to conform to the requirements of Clean Room Class 8 and ISO 13485 or successor standards or their equivalent at all times in manufacturing and delivering the Products under this Agreement and the Quality Agreement. Supplier shall Supply all Products at and from the applicable Facility.  Supplier shall be responsible for all costs and expenses relating to the Validation and compliance of the Facility, including in relation to bringing any Facility or equipment in compliance with any applicable regulatory or OUTSET requirements as required per the Product specification. Supplier, at its own expense, shall maintain each Facility and all equipment, except equipment owned by OUTSET, in an acceptable state of repair and operating efficiency so as to meet the Specifications and shall Validate such maintenance.  Validation procedures must (i) be acceptable to OUTSET; (ii) meet all applicable cGMPs, Laws, regulatory and Regulatory Authority requirements as required per the Product specification; and (iii) be acceptable to Regulatory Authority inspectors, if applicable.  If any Regulatory Authority finds Supplier’s Validation procedures to be unacceptable, then all Validation must be repeated to (x) meet all applicable cGMPs, Laws, regulatory and Regulatory Authority requirements and guidelines as required per the Product specification; and (y) receive all Regulatory Authority approvals.

(f)

Certificates of Conformance .  Supplier shall provide OUTSET with certificates related to Products for each batch released for delivery under this Agreement.  These certificates shall document that each batch received by OUTSET conforms to the Specifications.  A copy of each certificate shall be included with each batch delivered to OUTSET, and one copy shall be faxed or emailed at the same time to the OUTSET representative specified in the applicable Purchase Order.  Supplier also shall provide OUTSET with Regulatory Authority certification, for those countries in which the applicable Regulatory Authority is in the practice of requiring any such certifications.

(g)

Quality Control.  Throughout the Term, Supplier shall be in compliance with any OUTSET quality control standards that have been provided to Supplier, and any subsequent amendments thereto in the form provided by OUTSET to Supplier during the Term as mutually agreed under the signed and executed quality agreement.  Supplier shall perform, at its quality control laboratories, such quality control tests as are indicated in the Specifications, in accordance with the test methods and procedures described by OUTSET.  Supplier shall make the results of its quality control tests available to OUTSET on or before the date of delivery of the corresponding batches of Products.

(h)

Safety Issues Notice.  Supplier shall immediately (and, in any event, within [***]) notify OUTSET of any information of which it is aware concerning Products Supplied to OUTSET that may affect the safety or efficacy claims regarding or the continued marketing, Supply or use of the Product.  Supplier, at its expense and under OUTSET’s direction and to OUTSET’s satisfaction, shall

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

prepare material safety data sheets and generate any other information and documentation related to Product safety, including physical, chemical, and biological characteristics of each Product, which OUTSET reasonably requests.

(i)	Regulatory Authority.
(i)

Supplier shall advise OUTSET immediately of any proposed or unannounced visit or inspection by any Government Authority, including any Regulatory Authority or any environmental regulatory authority, and shall permit one or more qualified representatives of OUTSET to be present if requested by OUTSET.  If OUTSET is not present during such a visit or inspection, Supplier shall promptly provide a summary report of the results of the inspection to OUTSET in English.  Supplier shall promptly (and in no event later [***] days) furnish OUTSET English summaries of all reports, documents or correspondence with respect to any Regulatory Authority requests or inspections of any Facility, as well as a copy of each such report, document or correspondence in English.

(ii)

Supplier shall immediately notify OUTSET of any information Supplier receives regarding any threatened or pending action by any Regulatory Authority, including any Regulatory Authority non-approval or regulatory action, or any requirement to file a medical device report (the cost of which shall be borne by Supplier if required per Suppliers action or inaction, in all other cases the cost shall be borne by OUTSET).  Upon receipt of any such information, Supplier shall consult with OUTSET in an effort to arrive at a mutually acceptable procedure for taking appropriate action; provided, however, that nothing contained in this Agreement shall be construed as restricting the right of either Party to make a timely report of such matter to any Regulatory Authority or take other action that it deems to be appropriate or required by applicable Law.

(j)

Product Issues.  Supplier shall promptly notify OUTSET of any lot failure, Supplying problems or similar issues, or any issues that may impact OUTSET’s ability to distribute Products to its customers.  Within [***] days after Supplier’s receipt of any response or other Notice from OUTSET that a problem has developed with a Product, Supplier shall perform a failure analysis and provide a detailed written response to OUTSET outlining a plan to resolve the problem, to the extent such problem is related to Supplier’s Supply of the Product or obligations under this Agreement.

(k)

Shelf Life. Outset has tested the products to guarantee a shelf life of [***] post sterilization. Unless otherwise specified in the Specifications, Supplier shall ensure that all Products have a label indicating an expiration date of at least [***]. Should Supplier have any reason to suspect of any identifiable contaminant pertaining to process, storage, or facilities that could reduce the guaranteed shelf life, it shall immediately document the concern and notify Outset.

(l)

Customer Complaints.  OUTSET is responsible for coordinating any Customer Complaint that it receives concerning any Product. Supplier shall transfer promptly to OUTSET any Customer Complaint that it receives concerning any Product.  Supplier shall investigate any Customer Complaint and implement corrective action where necessary.  OUTSET is responsible for communicating with OUTSET’s customers regarding any Customer Complaint about any Product. “Customer Complaint” means any written, oral or electronic expression of dissatisfaction relative to the identity, quality, durability, reliability, safety, effectiveness or performance of a Product, made by a customer of OUTSET, including actual or suspected Product tampering, contamination, mislabeling, or wrong components, and any of the foregoing regarding a OUTSET product incorporating a Product.

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

(m)

Regulatory Authority Registration.  Supplier must be approved by each applicable Regulatory Authority, regarding all aspects and jurisdictions of Supply, prior to the shipment of any Product under this Agreement.  Supplier must inform OUTSET in writing in advance of all Regulatory Authority inspection plans and the results thereof, including a full copy of any reports, recommendations or communications between Supplier and any Regulatory Authority related to any Product.

(n)

Epidemic Failure. An “Epidemic Failure” shall be deemed to occur if more than [***] percent ([***]%) of the total quantity of any given Product sold and delivered within any [***] period fails to comply with the express limited warranty set forth in Section 6(e) due to a similar (same root cause) defect. Upon such notice of an Epidemic Failure from OUTSET, Supplier shall (i) work together with OUTSET to determine if the root cause was created by design or process issues and promptly develop a plan to (ii) eliminate the problem in all continuing production per plan , (iii) correct the problem In all affected units of product previously sold and delivered during the warranty period (Replace per plan).  If root cause of Epidemic Failure is determined to be caused by OUTSET design, cost to correct all affects units will be covered by OUTSET.

(o)

Counterfeit Mitigation System:  Supplier shall purchase from OUTSET approved suppliers only.  Any change to a new supplier must be approved by OUTSET before Supplier deviates from approved supplier listing. Should supplier have a suspicion of counterfeit acquisition through the approved supply base, supplier shall immediately document the risk, stop inclusion of the suspected components, and notify Outset.

8)	Representations, Warranties and Covenants.
(a)	As of the Effective Date and throughout the Term, Supplier represents, warrants and covenants to and with OUTSET that:
(i)

General.  Supplier (i) is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization; (ii) is qualified or licensed to do business and in good standing in every jurisdiction where such qualification or licensing is required; and (iii) has the requisite power and authority to negotiate, execute, deliver and perform its obligations under this Agreement.

(ii)

Services.If Services are required, the Services shall be performed in a professional, workmanlike and competent manner, in accordance with the terms of this Agreement and generally accepted standards applicable to services provided.

(iii)

Compliance with Law.  (A) All Products shall, at the time of delivery, be Supplied in accordance with all applicable Laws and Regulatory Authority requirements; (B) all Services shall be performed in accordance with all applicable Laws; and (C) Supplier shall comply with the AdvaMed Code of Conduct, and  all Laws applicable to the manufacture and supply of medical devices in the United States, including cGMP pursuant to 21 C.F.R 820, and all applicable lawful orders of any Government Authority, including any notification requirements.  Supplier shall immediately notify OUTSET if it becomes aware of any non-compliance with the foregoing requirements.  Supplier shall provide all reasonably requested information and assistance to OUTSET in a timely and accurate manner to enable OUTSET to comply with any filing, notice or registration requirement under any applicable Law.  The content of any filings, communications, notices, press releases or reports required by or made in connection with any applicable Laws must first be approved by OUTSET prior to any publication or communication thereof to any third party.  Supplier shall at all times possess,

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

maintain and be in compliance with all licenses, permits and approvals required to execute, deliver and perform its obligations under this Agreement.
(iv)

Infringement.  Each Product, and any Supply thereof, and all Services shall not infringe or violate any Intellectual Property Rights or proprietary rights of any third party.  Supplier has the right to grant all license and ownership rights granted to OUTSET under this Agreement.

(v)

No Litigation.  There is no actual or threatened litigation (i) that affects Supplier’s ability to comply with this Agreement; or (ii) in connection with any Products, or any Supply thereof, or any Facilities.

(vi)	Debarment and Exclusion.
(1)

Supplier and all Related Persons (A) are not currently excluded, debarred, or otherwise ineligible to participate in the federal health care programs as defined in 42 U.S.C. § 1320a-7b(f) (“Federal Health Care Programs”) or generally from federal procurement and non-procurement programs; (B) have not been convicted of a criminal offense related to the provision of health care items or services but not yet been excluded, debarred, or otherwise declared ineligible to participate in the Federal Health Care Programs, or generally from federal procurement and non-procurement programs; (C) are not under investigation or otherwise aware of any circumstances that may result in such exclusion from participation in the Federal Health Care Programs, or generally from federal procurement and non-procurement programs; (D) shall at all times maintain accurate and complete accounting and other financial records in accordance with the applicable Laws of the country in which any Services are to be performed; (E) shall, in their performance under this Agreement and in connection with their activities in relation thereto, ensure that no payments of money or anything of value shall be offered, promised or paid, directly or indirectly, to any foreign official, or public or political officer, to induce such official or officer to use their influence with a foreign government or instrumentality to obtain an improper business advantage for OUTSET; (F) shall report immediately to OUTSET any information that may indicate there has been a payment of money or anything of value offered, promised or paid, directly or indirectly, to any foreign official, or public or political officer as described above (an “Improper Payment”); (G) shall, upon OUTSET’s request, certify that they have no knowledge of an Improper Payment; (H) agree that OUTSET may suspend or terminate this Agreement upon confirming information and validating the facts to conclude that Supplier has made or offered an Improper Payment; and (I) agree that payments shall be made to government officials or political parties only purposes permitted by applicable Law, which shall first be fully disclosed in writing to OUTSET.

(2)

Supplier has not, and shall not, employ or contract with any Person, whether as an employee, consultant, subcontractor or otherwise (each, a “Related Person”) if Supplier has knowledge that (A) such Related Person, or any of its principals or employees, or (B) any Affiliate of such Related Person, its principals or employees who may work on or be involved in providing services or products to or for the benefit of OUTSET, is presently or has been, within the [***] period preceding the Effective Date, (I) debarred, suspended, proposed for debarment, declared ineligible or voluntarily excluded by any Regulatory Authority (including the FDA and any other U.S. Department of Health and Human Services departments or agencies) from providing services directly or indirectly for companies having pending or approved drug product applications under the U.S. Food, Drug and Cosmetic Act or are otherwise subject to the regulation or jurisdiction of such

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

agencies, or (II) convicted of a criminal offense that falls within the ambit of 42 U.S.C. §1320a – 7(a), but has not yet been excluded, debarred, suspended or otherwise declared ineligible.  Prior to any Related Person providing Services to OUTSET, Supplier shall secure from such Related Person a written certification as to the statement of no debarment and no conviction status set forth above in this Section 8(f)(ii).

(3)	Any breach of this Section 8(a)(vi) shall give OUTSET the right to terminate this Agreement immediately for cause without a right to cure pursuant to Section 13(b)(ii).
(vii)

Prohibited Persons.  Neither Supplier nor any Related Person appear on any list of prohibited persons maintained by the United States or other applicable government or Government Authority (“Prohibited Lists”), including the list of “Specially Designated Nationals and Other Blocked Persons” maintained by the U.S. Department of Treasury, and the “Denied Persons List” maintained by the U.S. Bureau of Industry & Security.  Supplier monitors all changes to the Prohibited Lists and ensures continuing compliance therewith.  Supplier shall (i) immediately remove any Related Person identified on a Prohibited List from any involvement whatsoever related to any Supply of Products or rendering of any Services, (ii) immediately inform OUTSET of such identification, (iii) cooperate with OUTSET in any investigation thereof, and (iv) take any measures OUTSET reasonably may request to rectify or address any violation of this Section 8(g) that is discovered.

(viii)

Equal Opportunity Employer.  Supplier is an equal opportunity employer and it hires and assigns Related Persons regardless of race, sex, color, religion, creed, ancestry, national origin, disability, age, marital status or other protected class status pursuant to applicable Law.

(ix)

  No Interference.  Supplier is under no obligation to any third party that would interfere with it Supplying to OUTSET any Products, or rendering to OUTSET any Services, as described under this Agreement or which would be inconsistent with any terms or conditions of this Agreement.  Supplier shall promptly disclose to OUTSET in detail, including copies of any written agreements, any relationships between Supplier (or its Affiliates) and any OUTSET Entity, regardless of when such relationship existed or arises.

(b)	Notice. Supplier shall promptly notify OUTSET of a change in status of Supplier’s compliance with any of the representations, warranties or covenants set forth in this Section 7)(n).
(c)	Disclaimer. EXCEPT AS SET FORTH IN THIS AGREEMENT, EACH PARTY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.
9)	INTELLECTUAL PROPERTY
(a)

Marks.  The packaging of the Products Supplied under this Agreement shall bear the Marks in accordance with the Specifications.  Upon OUTSET’s request, Supplier shall provide OUTSET with samples of all of Supplier-prepared materials referencing the Copyrights or Marks.  Supplier shall not move, obscure, deface, alter, add or overlay any labels, statements or other markings placed on the Products in a manner not specified in the Specifications.

(b)

License Grant and Restrictions.  OUTSET grants Supplier a limited, revocable, non-exclusive, non-transferable, and non-sublicensable license, under which Supplier may use the Marks and reproduce the Copyrights solely for the purpose of, and solely as reasonably necessary to, Supply the Products under this Agreement, as required in this Agreement and in the Specifications.

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Supplier shall abide by OUTSET’s instructions and guidelines for use of the Marks, including the display of Marks on all Product labels and packaging as well as Mark registration symbols and notices.  OUTSET reserves all rights in the Marks, Copyrights and other OUTSET Technology not expressly granted in this Agreement, and all associated goodwill. OUTSET acknowledges and agrees that Supplier is not contributing any Supplier Background Technology or other Intellectual Property Rights in Supplying Product to OUTSET hereunder. Supplier and its Affiliates therefore covenant and agree that if Outset manufactures the Products at another facility, Supplier shall have no right to sue or bring any claim against Outset for infringement or misappropriation of Supplier Background Technology or other Intellectual Property Rights in connection with such manufacture of Products.

(c)

OUTSET’s Ownership and Related Matters. Outset shall retain all right, title and interest in and to its background intellectual property, including the Specifications, the designs and design files for the Products and all components thereof, and all data, information, know how, processes and methods relating to the Products.  As between the Parties, OUTSET is the owner of all OUTSET Technology, including rights in and to the Marks and Copyrights and all other Intellectual Property Rights associated therewith.  Nothing in this Agreement confers or conveys any ownership interest to Supplier in any OUTSET Technology in any medium or format now in existence or hereafter developed.  The use of any Marks or Copyrights or other OUTSET Technology, directly or indirectly, by Supplier, any Affiliate of Supplier or any subcontractor, inures solely to the benefit of OUTSET and the other applicable OUTSET Entities.  OUTSET Entities shall have the sole right to pursue and secure Intellectual Property Right protection for any OUTSET Technology as may be available worldwide.  Upon termination of this Agreement for any reason, Supplier shall immediately discontinue all uses of the Marks and Copyrights, and all rights granted to Supplier in and to the Marks and Copyrights automatically and immediately revert to OUTSET.  Supplier shall not use any other word, trademark, service mark, brand name, trade name, design, logo, or the like, or register or obtain a license to any domain name that is similar to or may be confusingly similar to the Marks.  Supplier shall not contest or deny the validity of the Marks or OUTSET’s proprietary interest in the Marks.  If Supplier learns of any actual or intended infringement, simulation or imitation of the Marks by any Person that has not been granted the right to use the Marks by OUTSET, Supplier shall notify OUTSET in writing promptly after discovery.

(d)

Product Improvements.   Outset shall own all discoveries, inventions, modifications, improvements or developments made to or in connection with the Products as a result of the activities under this Agreement, whether invented or developed by or on behalf of either Party individually or by the Parties together (the “Product Improvements”). Notwithstanding the foregoing, Product Improvements shall not include any inventions, discoveries, improvements arising from activities under this Agreement that relate to manufacturing processes generally or are improvements to Supplier’s manufacturing technology and are not specifically related to the Products.  Supplier shall assign and hereby assigns all rights in Product Improvements to OUTSET and agrees to take all actions necessary to perfect such assignment of Product Inventions to OUTSET.

(e)

Specifications, Provision of Artwork and Copy, and Inserts, Materials and Claims.  Supplier shall label and package the Products before shipment to OUTSET using artwork, copy, packaging and labeling in accordance with the Specifications.  OUTSET shall provide all artwork and copy needed for such packaging and labeling. The packaging of the Products may only include inserts, materials and Product claims that are approved by OUTSET in advance and in writing.

(f)	Use of OUTSET Technology. Supplier shall have the limited, revocable right during the Term to make, have made, or use, including the right to sublicense (subject to confidentiality restrictions

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

consistent with the terms of this Agreement), OUTSET Technology solely to the extent reasonably necessary and solely for the purpose of providing Services or Supplying Products under this Agreement.
(g)

Non-Exclusive License to Supplier Background Technology. OUTSET acknowledges and agrees that Supplier is not performing any development services or contributing any Supplier Background Technology or any Intellectual Property Rights in connection with the Supply of Products.  Notwithstanding the foregoing, Supplier hereby grants the OUTSET Entities a royalty-free, perpetual, irrevocable, worldwide, transferable, sublicensable, non-exclusive license under all Supplier Background Technology to the extent necessary to , use(to any OUTSET Entity and any employee, contractor, representative or agent thereof) and sell, or offer for sale the Products Supplied to any OUTSET Entity under this Agreement, or to authorize third parties to do so on OUTSET’s behalf.  The foregoing licenses to Supplier Background Technology under this Section 9(h) shall survive the expiration or other termination of this Agreement for any reason.

(h)

No Other Rights.  Except as expressly set forth in the Supply Agreement, nothing in this Agreement or any Purchase Order grants to a Party (whether directly, indirectly, or by implication, estoppel or otherwise) any rights to any Intellectual Property Rights owned by or licensed to the other Party.

(i)	RESERVED
(j)	Protection. OUTSET Entities shall have the exclusive right to secure copyright, trademark, patent, design and other intellectual property protection for any Product as may be available worldwide.
(k)

Bankruptcy.  OUTSET Entities shall have all rights and remedies set forth in Section 365(n) (or similar or successor provisions) of the U.S. Bankruptcy Code, subject to and in accordance with the terms thereof, and the Parties agree that any rights licensed to OUTSET Entities under this Section 7)(n) shall be deemed to fall within the definition of “intellectual property” under Section 101 of the U.S. Bankruptcy Code (or similar or successor provisions)

11)	RECORDS AND AUDITS
(a)

Open Book Policy. Supplier will maintain an open book approach in relation to the Agreement to enable Outset to monitor, scrutinize and verify the accuracy of all amounts invoiced to Outset under this Agreement in accordance with this Section 10.

(b)

Retention of Records.  Supplier shall maintain complete and accurate books and records (i) regarding all financial matters under this Agreement in accordance with generally accepted accounting practices, including detailed substantiation of all fees; and (ii) reasonably necessary to demonstrate compliance with the requirements of this Agreement, in each case during the Term and for a period of at least [***] years following the date of termination or expiration of this Agreement and for any additional time required by applicable Law or Government Authority (“Retention Period”); provided, however, that in the event of any dispute arising with respect to this Agreement, the Retention Period shall last until the resolution of the dispute becomes final and non-appealable and all obligations of the Parties are fully satisfied.

(c)	Audits. OUTSET or its designee has the right, but not the obligation, during the Retention Period, to audit and inspect, during normal business hours and with reasonable Notice to Supplier,

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Supplier’s facilities, books, records and any other documents related to the Products in a date and time mutually agreed to by the Parties.  Such audit right may be exercised no more than [***] in each calendar year unless [***].  Supplier shall reasonably cooperate in any such audit or inspection.  During the Retention Period, and upon Supplier’s agreement to disclose financial records and/or proprietary business information, Supplier shall make its books and records, and external audit opinions, letters, statements and reports (e.g., SOC 2 and ISO certification) relating to Supplier’s provision of the Products and Services available for inspection by OUTSET or its authorized representatives, and if agreed by Supplier may have the right to make copies on Supplier’s premises or take any of these materials to an offsite location for the sole purpose of copying them.

(d)

Overcharge.  If an auditor determines that Supplier overcharged OUTSET with a reasonable description of the overcharge, Supplier shall pay to OUTSET the amount of the overcharge.  OUTSET shall pay its own costs of the audit unless the aggregate overcharge exceeds [***] percent ([***]%) of the correct amount owed during such audit period, in which case Supplier shall pay OUTSET’s reasonable and documented costs of the audit.

12)	RECALLS
(a)

Cooperation and Reimbursement.  In the event that any Product (or any product incorporating a Product) is recalled, withdrawn or field corrected, Supplier shall fully cooperate with OUTSET in connection with such recall, withdrawal, or field correction.  If such recall, withdrawal or field correction is caused by Supplier’s breach of any of the terms or conditions set forth in this Agreement, Supplier shall reimburse OUTSET for (i) all Products and/or all Products incorporated into the recalled, withdrawn or field-corrected product; (ii) all direct costs associated with Supplying the recalled, withdrawn or field-corrected product, including formulation, packaging and distribution expenses; and (iii) all expenses incurred in connection with such recall, withdrawal or field correction which shall not exceed [***].

(b)

Recall, Withdrawal, and/or Deletion Decisions.  Supplier shall abide by all decisions of OUTSET to recall, withdraw, field correct or delete Products (or any product incorporating a Product).  Supplier shall not disclose to any third party any information regarding such decisions or contemplation of such decisions without OUTSET’s prior written consent.  Supplier shall not voluntarily initiate any recall of the Products without OUTSET’s prior written consent.  Supplier shall immediately notify and provide copies to OUTSET of any communications, whether relating to recalls or otherwise, with any Government Authority.

13)	CLAIMS AND LOSSES AND LIMITATION OF LIABILITY
(a)

The term “Claim” means any claim, demand, proceeding, suit or action brought by any Third Party, and the term “Losses” means any losses, damages, liabilities, judgments, costs or expenses (including reasonable attorneys’ fees).

(b)

Supplier shall defend, indemnify and hold harmless OUTSET and its Affiliates and its and their respective members, directors, officers, and employees, (each, a “OUTSET Indemnified Party”), from and against any Claim, and any associated Losses, to the extent arising from Supplier’s defective products: (i) any Nonconformity or other defects or failure of the Product to conform with the Specifications; (ii) Supplier’s [***]. Supplier shall not be responsible for any Claims or Losses to the extent that such Claims or Losses are due to the negligence or willful misconduct of OUTSET. Supplier shall defend OUTSET, at OUTSET’s request, against any such Claim in accordance with Section 12(e) below.

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

(c)

OUTSET shall defend, indemnify and hold harmless Supplier, its Affiliates, and its and their respective members, directors, officers, and employees (each, a “Supplier Indemnified Party”), from and against any Claim, and any associated Losses, to the extent arising out of or resulting from (i) the [***] of any OUTSET Indemnified Party [***] and (ii) any infringement, alleged infringement, or misappropriation of any intellectual property rights of any third party if the Products have been manufactured in accordance with the specifications provided to Supplier by OUTSET. OUTSET shall not be responsible for any Claims or Losses to the extent that such Claims or Losses are due to any matter for which Supplier is required to indemnify OUTSET under Section 12(b) above.”

(d)

In addition to and not in lieu of Supplier’s obligations in this Agreement, should the Products, or their Supply, or any Services become the subject of a Claim of actual or alleged infringement or violation of any Intellectual Property Rights or proprietary rights, Supplier shall to the extent commercially feasible modify or replace the Products or Services at OUTSET’s expense, as applicable, to eliminate any Claim; provided that the modification or replacement is functionally equivalent to the modified or replaced Product or Service and successfully Validated.  If Supplier cannot or does not promptly do any of the foregoing, then OUTSET may terminate this Agreement in accordance with section 13 of this Agreement upon written notice to Supplier, and Outset shall reimburse Supplier for any finished goods, work in process, and material in stock or on order for the terminated portion of work. .

(e)	The indemnification procedure for any Claim is set forth below.
(i)

The Indemnified Party must give the indemnifying Party prompt written Notice of a Claim; provided, however, that failure to give prompt written Notice does not relieve the indemnifying Party from its indemnification obligations under this Agreement unless the defense of the Claim is materially prejudiced by the failure.  When a Party receives Notice of a Claim from an Indemnified Party, if the Indemnified Party requests such defense, the indemnifying Party, at its sole cost and expense, shall assume the defense of the Claim by representatives chosen by such Party.  The Indemnified Party may participate in the defense of any such Claim and employ counsel at its own expense to assist in the defense of the Claim, subject to the indemnifying Party retaining final authority and control over the conduct of the defense.

(ii)

The indemnifying Party’s defense attorneys must be reasonably experienced and qualified in the areas of litigation applicable to the defense.  The indemnifying Party has the right to assert any defenses, causes of action or counterclaims arising from the subject of the Claim available to the Indemnified Party and also has the right to settle the Claim, subject to the Indemnified Party’s prior written consent to the extent such settlement affects the rights or obligations of the Indemnified Party, which consent shall not be unreasonably withheld, conditioned or delayed. The Indemnified Party shall provide the indemnifying Party with reasonable assistance, at the indemnifying Party’s expense, as may be reasonably requested by the indemnifying Party in connection with any defense, including providing the indemnifying Party with information, documents, records and reasonable access to the Indemnified Party as the indemnifying Party reasonably deems necessary.

(f)

EXCEPT FOR, VIOLATION OF APPLICABLE LAW, ANY BREACH OF CONFIDENTIALITY OBLIGATIONS AND/OR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL, PUNITIVE OR SPECIAL DAMAGES, INCLUDING WITHOUT LIMITATION, LOSS OF USE, LOSS OF PROFIT AND CLAIMS OF

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

THIRD PARTIES REGARDLESS OF THE BASIS OF THE CLAIM OR WHETHER ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.  NOTWITHSTANDING THE FOREGOING OR ANY OTHER PROVISION TO THE CONTRARY HEREIN OR IN ANY PURCHASE ORDER, OR OTHERWISE, BOTH PARTY’S LIABILITY UNDER THIS AGREEMENT SHALL BE LIMITED TO EITHER (i) THE PAST TWELVE (12) MONTHS OF PURCHASE ORDERS DELIVERED UNDER THIS AGREEMENT OR, (ii) FIVE (5) MILLION DOLLARS, WHICHEVER IS LESS.

14)	TERM AND TERMINATION
(a)

Term.  The initial term of this Agreement begins on the Effective Date and ends on May 15th 2022 (the “Initial Term”).  OUTSET may, upon written agreement with Supplier, renew this Agreement for successive two (2) year terms by providing at least [***] prior written Notice to Supplier (each, a “Renewal Term”; the Renewal Terms and the Initial Term, collectively being the “Term”).  The Parties shall mutually agree on the Supply Price for each Renewal Term.

(b)	Termination of Agreement.
(i)

Termination for Insolvency. If either Party is adjudged insolvent or bankrupt, or upon the institution of any proceedings by a Party seeking relief, reorganization or arrangement under any Laws relating to insolvency, or if an involuntary petition in bankruptcy is filed against a Party and the petition is not discharged within [***] days after filing, or upon any assignment for the benefit of a Party’s creditors, or upon the appointment of a receiver, liquidator or trustee of any of a Party’s assets, or upon the liquidation, dissolution or winding up of its business (each, an “Event of Bankruptcy”), then the Party affected by any such Event of Bankruptcy must immediately give Notice of the Event of Bankruptcy to the other Party, and, if not prohibited by applicable Law, the other Party may terminate this Agreement by Notice to the affected Party.

(ii)

Termination for Breach.  If either Party breaches any material provision contained in this Agreement, and the breach is not cured within [***] days after the breaching Party receives Notice of the breach from the non-breaching Party (provided that in the event of a breach by Supplier of Section 3(f) no cure period shall apply), the non-breaching Party may immediately terminate this Agreement by providing a second Notice thereof to the breaching Party.  If OUTSET terminates this Agreement under this Section 13(b)(ii), Supplier is not entitled to any compensation for Products not properly provided in accordance with the terms of this Agreement as of the date of OUTSET’s initial Notice to Supplier of breach or in accordance with Section 13(c)(ii) below.

(iii)

Termination for Change.  This Agreement may be terminated by written Notice thereof given by OUTSET to Supplier, effective upon receipt of the Notice by Supplier (unless otherwise specified), in the following circumstances: (A) if there is any Change of Control of Supplier; or (B) if any Product is not approved or is withdrawn or deleted by any Regulatory Authority or by OUTSET.

(iv)

Termination for Convenience.  This Agreement may be terminated by OUTSET for any reason or no reason, effective upon [***] prior written Notice from OUTSET to Supplier. Supplier may not terminate the Supply Agreement during the Initial Term, but may terminate during any Renewal Term by giving [***] written notice to Outset.  If this agreement is terminated for Convenience by Outset, Outset shall be responsible for all completed products, work in

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

process, and materials in stock or on non-cancellable open orders placed in connection with the forecast to support the cancelled portion of the agreement.
(v)

Termination for Force Majeure.  If any failure to perform or delay in performance due to a Force Majeure Event (as defined below) lasts, or is reasonably likely to last, longer [***] days, or if [***] Force Majeure Events apply to the performance of a Party during [***], OUTSET shall be entitled to terminate this Agreement on [***] days Notice to Supplier.

(c)	Effects of Termination.
(i)

Survival.  The following Sections of this Agreement survive any expiration or other termination of this Agreement: Section 9 (Intellectual Property, with respect to ownership and perpetual license rights), Section 10 (Records and Audits, but only for the length of the Retention Period), Section 11 (Recalls), Section 12 (Claims and Losses), Section 13(c) (Effects of Termination), Section 14 (Insurance, but only for a period of five (5) years), Section 16 (Notices), Section 18 (Publicity), Section 19 (Confidentiality), and Section 20 (General), as well as any other provisions expressly stated to survive the termination, or necessary for the interpretation, of this Agreement.

(ii)	Purchase Order Notice. Upon any expiration or other termination of this Agreement, OUTSET shall give Notice to Supplier requiring either:
(1)	Purchase Order Fulfillment. If requested by OUTSET, all Purchase Orders in effect as of the expiration or other termination of this Agreement shall be fulfilled by Supplier; or
(2)

Purchase Order Cancellation and Right to Purchase Already Supplied Products.  If this Agreement is terminated by Supplier, or for cause by OUTSET, OUTSET shall have the right (but not the obligation) to purchase all Products covered by a Purchase Order at the Supply Price. If OUTSET elects not to make such purchases, all Purchase Orders are cancelled and OUTSET shall have no further liability with respect thereto. If this Agreement is terminated by Suppler for breach by Outset, Outset shall be responsible for all completed products, work in process, and materials in stock or on order to support the current purchase orders at time of cancellation.

(iii)

Return of Materials, Products, Etc.  If this Agreement expires or is otherwise terminated, Supplier shall return to OUTSET within [***] days after such expiration or other termination, at OUTSET’s expense, (A) any remaining inventory of Materials received from OUTSET or its suppliers; (B) all components necessary for the supply of Products paid for or otherwise owned by OUTSET; (C) at OUTSET’s election, Products, including Products in process, subject to OUTSET’s payment of the Supply Price; and (D) any other Products or Materials being stored for OUTSET.  Notwithstanding the foregoing, if such termination shall have been as a result of a breach of this Agreement by Supplier, such inventory shall be returned at Supplier’s expense.  OUTSET shall specify the location to which delivery of the foregoing is to be made by Supplier.

(iv)

Survival of Remedies.  The expiration or other termination of this Agreement shall not (A) prejudice any remedy either Party may have against the other Party; or (B) relieve either Party of any liability or obligation that has accrued or arisen under this Agreement prior to the effective date of such expiration or other termination.  Upon the expiration or other termination of this Agreement, all rights granted to Supplier under Section 9 shall automatically and

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

immediately cease, except to the extent necessary to fulfill outstanding Purchase Orders under Section 13(c)(ii).
(v)

Prepaid Amounts.  In the event that OUTSET has prepaid fees for any Products or Services that have not been properly delivered or completed upon the expiration or other termination of this Agreement, Supplier shall provide a refund to OUTSET of any prepaid amounts for such Products and Services within [***] days after such expiration or other termination, as applicable. In the event that Supplier has properly provided Products and Services through the date of expiration or other termination of this Agreement that have not been paid for by OUTSET, OUTSET shall pay for such Products and Services within [***] days after receipt of a complete invoice detailing such fees.

15)

Transition Assistance.  Upon the expiration or other termination of this Agreement, Supplier shall reasonably cooperate with OUTSET to ensure an orderly and efficient transition of the Supply of Products and Services to OUTSET, any OUTSET Affiliate or another vendor designated by OUTSET.  Supplier shall provide all reasonably necessary details and information regarding the Products and Services, and Supplier shall use its best efforts to transfer licenses or assign agreements for any software or Third-Party services, with the approval of the applicable Third Parties, used to provide the Products or Services, to OUTSET, other OUTSET Entities or another vendor designated by OUTSET.

16)

INSURANCE.  Supplier shall comply with all the requirements of Exhibit F (Insurance Requirements).  Nothing in this Agreement, including any indemnification obligations, shall be construed to relieve any insurer of its obligation to pay claims consistent with the provisions of a valid insurance policy.

17)

NOTICES.  The term “Notice” as used throughout this Agreement means written notice, except where specifically provided in this Agreement to the contrary.  Notice shall be delivered by (i) certified mail, return receipt requested (or the equivalent); (ii) hand delivery with receipt acknowledged; or (iii) nationally recognized overnight courier service that provides a delivery receipt to the following addresses or to such other address or person as a Party may specify by Notice given in accordance with this provision:

If to OUTSET:	Outset Medical, Inc.
3052 Orchard Drive, San Jose, CA 95134
Attention: Rebecca Chambers, CFO

with a copy to:	Outset Medical, Inc.

3052 Orchard Drive, San Jose, CA 95134
Attention: John Brotten, General Counsel

If to Supplier:

Carlisle Interconnect Technologies Inc.

100 Tensolite Drive, St. Augustine FL, 32092.

Attn: Contracts Management Department

Notice given in accordance with this provision shall be deemed delivered: (x) when received; or (y) upon refusal of receipt.

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

18)	FORCE MAJEURE
(a)

Force Majeure.  If and to the extent that the performance by a Party (an “Affected Party”) of any of its obligations under this Agreement is delayed by [***] (each, a “Force Majeure Event”), and such delay could not have been prevented by reasonable precautions by the Affected Party, then the Affected Party shall be excused for such delay of those obligations affected by the Force Majeure Event for as long as such Force Majeure Event continues and the Affected Party continues to use commercially reasonable efforts to recommence performance whenever and to whatever extent reasonably possible without delay, including through the use of alternate sources, workaround plans or other means; provided, however, that the use of such alternate sources, workaround plans or other means shall cease upon the cessation of the Force Majeure Event.  The Affected Party shall immediately notify the other Party of the occurrence of the Force Majeure Event and, to the extent possible, describe in reasonable detail the nature of the Force Majeure Event and a good faith estimate of the likely impact on the Products and Services, including any delivery or scheduling changes.  The occurrence of a Force Majeure Event does not excuse, limit or otherwise affect Supplier’s obligation to implement any disaster recovery or business continuity plan and restore performance in accordance with the terms of such plan and does not give rise to any damages or additional compensation from OUTSET.

(b)

Notice and Allocation of Products. In addition to, and not in lieu of, the terms and conditions in Section 17(a), in the event that any Products or Materials required to Supply Products are in short supply, even if there is no Force Majeure Event, Supplier shall notify OUTSET in writing of such circumstances as soon as possible, including the underlying reasons for such shortage, proposed remedial measures, the date such shortage is expected to end and the amount of Products or Materials (as applicable) allocated to OUTSET.  Supplier shall provide equal priority to any OUTSET Entity as to any other key customers of Supplier with respect to allocation of Products, Materials or related resources.

(c)

Disaster Recovery and Business Continuity Plans.  Supplier shall implement and maintain adequate disaster recovery and business continuity plans in respect of Supplier’s service locations and business.  If Supplier fails to provide the Products or Services, the fees under this Agreement shall be adjusted in a manner such that OUTSET is not responsible for the payment of fees (or other charges) for Products or Services that Supplier fails to provide. Any interruption or delay, regardless of the reason, shall not give rise to any additional compensation obligations of OUTSET.

19)

PUBLICITY. Supplier shall not make, publish or distribute any public announcements, press releases, advertising, marketing materials or promotional materials relating to the negotiation, execution or performance of this Agreement without OUTSET’s prior written consent.  Supplier shall not make any oral or written statement or perform any act indicating that OUTSET endorses or approves or has endorsed or approved Supplier or its products or services.  Supplier may submit a request to use OUTSET’s Marks, in accordance with this Agreement and the then-effective OUTSET Trademark Usage Guidelines, by following the instructions and guidelines available at https://www.Outset.com/legal/trademark_usage/.

20)	CONFIDENTIALITY
(a)

General Obligations.  Each Party must use commercially reasonable methods, at least as substantial as the methods it uses to protect its own confidential information, data and materials of a similar nature, to maintain and cause its employees and representatives to maintain the confidentiality of the Confidential Information. A Receiving Party may not modify or delete any

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

intellectual property or proprietary rights legend appearing in the Disclosing Party’s Confidential Information. The existence and terms and conditions of this Agreement are deemed to be Confidential Information.  In the case of Supplier as the Disclosing Party, all such information must be either marked as “confidential” or “proprietary,” or within [***] after an oral disclosure, be described in a detailed written Notice provided to OUTSET, in which case such described information becomes Confidential Information of Supplier on a going forward basis from the date of OUTSET’s receipt of such Notice.  A Receiving Party’s obligations with respect to Confidential Information hereunder shall not apply to any information that [***].

(b)

Employee and Representative Access.  The Receiving Party must advise each employee before receiving Confidential Information hereunder of the obligations of the Receiving Party regarding the Confidential Information under this Agreement.  Each Party may share Confidential Information of the other Party with its Affiliates and its and their respective directors, officers, attorneys, accountants and other advisors, agents, consultants and contractors with a bona fide need to know and under an obligation of confidentiality and nondisclosure substantially similar to the obligations under this Agreement.  OUTSET may also disclose Confidential Information to its actual or potential investors, acquirors, collaborators, licensors or licensees, provided that in each case such disclosure shall be under a written agreement containing confidentiality provisions no less restrictive than those set forth in this Section 19.

(c)

Return or Destruction.  After (i) a request by the Disclosing Party, and (ii) either the expiration or other termination of this Agreement, the Receiving Party must within [***] days return or destroy (or cause the return or destruction) (and promptly certify to such destruction in writing) all Confidential Information of the Disclosing Party, including all copies, notes, summaries and excerpts thereof.  Notwithstanding the foregoing, Receiving Party may retain Confidential Information (A) as required by applicable Laws or orders of a Government Authority with jurisdiction over Receiving Party (“Retention Requirements”), but any such uses or disclosures of Confidential Information by the Receiving Party shall be limited to only those uses and disclosures mandated by the Retention Requirements; and (B) to the extent that Receiving Party’s routine back-up procedures create copies of Confidential Information, but only for such archiving purposes during Receiving Party’s normal archiving period and subject to the confidentiality obligations under this Agreement.

(d)

Required Disclosure.  In the event any Confidential Information is required to be disclosed by Law or order of any Government Authority having jurisdiction over the Receiving Party (including as necessary for a Party to assert a claim in a court of competent jurisdiction), before any such disclosure the Receiving Party, to the extent permitted by applicable Law, shall provide Notice to the Disclosing Party reasonably sufficient to allow the Disclosing Party the opportunity to apply for, and provide reasonable cooperation in connection with obtaining, a protective order or other restriction regarding such disclosure.  In the event such Confidential Information is disclosed in such circumstances, such Confidential Information shall continue to constitute Confidential Information in all other circumstances pursuant to this Agreement.

(e)	No Copying. Supplier shall not duplicate any material containing OUTSET Confidential Information, except in the direct performance of its obligations under this Agreement.
(f)

Injunctive Relief.  If a Party actually, threatens to, or would inevitably breach the terms of this Section 19, such Party acknowledges that the breach may cause the other Party irreparable harm, a remedy at Law alone may be inadequate, and the other Party is entitled to apply for injunctive relief without any requirement to post a bond or other security.

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

(g)

Unauthorized Acts.  Supplier shall (i) notify OUTSET promptly upon its becoming aware of any unauthorized possession, use, or knowledge of any Confidential Information by any Person, any attempt by any Person to gain possession of Confidential Information without authorization, or any attempt to use or acquire knowledge of any Confidential Information without authorization (collectively, “Unauthorized Access”); (ii) promptly furnish OUTSET with full details of the Unauthorized Access and use reasonable efforts to assist OUTSET in investigating or preventing the reoccurrence of any Unauthorized Access; (iii) cooperate with OUTSET in any litigation against, and/or in an investigation of third parties deemed reasonably necessary by OUTSET to protect its proprietary rights; and (iv) promptly take all reasonable actions necessary to prevent a reoccurrence of any such Unauthorized Access.

(h)

Certain Disclosures. Notwithstanding the confidentiality, nondisclosure and proprietary rights provisions of this Agreement, Supplier acknowledges and agrees that each of the OUTSET Entities (i) has the right to file a copy of, and/or disclose, all or part of this Agreement and related documents and information, including performance reports and fees and invoicing, as may be required or requested by its regulators and auditors; and (ii) may freely discuss all aspects of Supplier’s performance and the OUTSET Entities’ satisfaction with such performance with prospective Supplier customers brought to OUTSET by Supplier.

(i)

Nondisclosure and Assignment Agreements.  Any Person with access to OUTSET Technology, or access to or involved in the conception or development of any Product Inventions shall have executed and delivered or shall execute and deliver to Supplier a proprietary rights agreement with Supplier pursuant to which such employees and consultants agree to confidentiality and intellectual property assignment terms sufficient to enable Supplier to meet its obligations to OUTSET under this Agreement, including the assignment of Intellectual Property Rights.

21)	GENERAL
(a)

Entire Agreement.  This Agreement, including all attached Exhibits hereto, constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes any other oral or written communications, advertisements, documents or understandings with respect to the subject matter of this Agreement.  Any different or additional terms and conditions shall have no legal effect between the Parties.  In all instances, the exhibits to this Agreement shall be incorporated into and deemed a part of this Agreement and all references to this Agreement shall include the exhibits to this Agreement.

(b)

Amendments.  No amendment or other modification or waiver of the terms of this Agreement shall be binding on either Party unless made in writing and signed by a duly authorized representative of each Party.

(c)	Assignment and Divestiture.
(i)

Assignment.  This Agreement shall not be assigned by either Party without the prior written consent of the other Party.  Notwithstanding the foregoing, either Party may assign this Agreement (in whole or in part) to an Affiliate or in connection with a merger, acquisition, consolidation, sale of all or substantially all assets or business of the Party to which this Agreement relates or other similar corporate transaction; provided that the assignee agrees in writing to be bound by the terms of this Agreement.

(ii)	Successors. Subject to the terms of this Section 20(c), all of the terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of each Party’s successors and

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

permitted assigns. Any purported assignment, delegation, subcontract or transfer in violation of this Section 20(c) shall be null and void.
(iii)

Divestiture.  If part of the business or a business unit or entity of OUTSET or any OUTSET Affiliate is divested (each, a “Divested Entity”), such Divested Entity may, upon Notice to Supplier, receive Services and/or the Supply of Products under the terms of this Agreement for up to the period equal to the greater of (A) the duration of the applicable transition services agreement, if any, between the OUTSET Entity and such Divested Entity; and (B) the remainder of the Term; provided that such period shall in no event exceed [***]; provided further that the Divested Entity agrees in writing to the terms and conditions of this Agreement.  During this period, the Divested Entity may use the Products and Services for either its business operations or the business operations of the OUTSET Entities.

(d)

Third-Party Beneficiary.  Except as expressly stated in this Agreement, nothing in this Agreement shall confer any rights upon any Person other than the Parties and OUTSET and their respective successors and permitted assigns.

(e)

Non-Exclusivity. This Agreement is not an exclusive contract, and OUTSET is free to purchase, or otherwise source, products and services similar to or the same as the Products and Services from any Person (including any OUTSET Entity), except to the extent otherwise expressly set forth in this Agreement.

(f)

Interpretation.  Singular terms in this Agreement shall be construed as plural, and vice versa, where the context requires.  The headings or titles of the Sections or Subsections of this Agreement are for convenience only and shall not be used as an aid in construction of any provision of this Agreement.  The words “includes” and “including” and the phrase “e.g.” mean “including without limitation”.  Except as otherwise required by applicable Law, the binding version of this Agreement, and any reports, documents or Notices executed or provided hereunder, shall be the English version.

(g)

Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, excluding any conflict of law provisions. The exclusive venue for any dispute hereunder shall be a California State court of competent jurisdiction located in San Francisco, CA, The Parties acknowledge and agree that the United Nations Convention on Contracts for the International Sale of Goods is specifically excluded from application to this Agreement.  Both Parties agree to accept service of any summons, complaint, or other process in connection with any dispute, lawsuit, proceeding or action relating to or arising out of this Agreement.

(h)

Severability; Conflict.  In the event that any portion of this Agreement is held to be unenforceable, (i) the unenforceable portion shall be construed as nearly as possible to reflect the original intent of the Parties; (ii) the remainder of this Agreement shall remain in full force and effect; and (iii) the unenforceable portion shall remain enforceable in all other contexts and jurisdictions.

(i)

Cooperation.  In connection with this Agreement, Supplier shall cooperate with OUTSET and Third Parties, wherever located, designated by OUTSET or any OUTSET Affiliate (“Third-Party Providers”).  Third-Party Providers shall have the right to access, coordinate, receive and use the Products and Services to provide products or services to OUTSET or its Affiliates consistent with this Agreement.  Without limiting the foregoing, Third-Party Providers may (i) be the main point of contact regarding the Products or Services; (ii) administer the receipt or use of the Products or Services; and (iii) review, audit and provide remittance on invoices relating to this Agreement.

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Supplier hereby grants to OUTSET and its Affiliates the right to allow, and grant sublicenses to, Third-Party Providers to install, use, copy, modify and prepare derivative works of Supplier Background Technology and Supplier Foreground Technology in connection with the services they render and/or products they provide to OUTSET and its Affiliates to the full extent of OUTSET or its respective Affiliate’s rights regarding Supplier Background Technology under this Agreement.

(j)

Waiver; Remedies.  The failure of either Party at any time to require performance by the other Party of any provision of this Agreement shall not affect the full right to require such performance at any time thereafter, nor shall the waiver by either Party of a breach of any provision of this Agreement be taken or held to be a waiver of any succeeding breach of such provision or as a waiver of the provision itself.   Where the Parties have specified a remedy for a breach of this Agreement, as to that breach the rights and remedies specified shall be the sole and exclusive remedies.  Where the Parties have not specified the remedies for a breach, the rights and remedies of either Party in this Contract are cumulative and in addition to any other rights and remedies provided by law or in equity.

(k)

Independent Contractor. The Parties are independent parties and nothing contained in this Agreement shall be construed to place the Parties in the relationship of employer and employee, partners, principal and agent, or joint ventures.  Neither Party shall have the power to bind or obligate the other Party nor shall either Party hold itself out as having such authority.  At no time shall any Related Person represent himself or herself as an employee of, or be considered an employee of, OUTSET or any OUTSET Affiliate. Supplier is exclusively responsible for all obligations imposed upon employers by any applicable Laws with respect to Related Persons, including all employment verification, work authorization, compensation, taxation, insurance and levy responsibilities.  Neither Party shall be deemed a joint employer of the other’s employees. Related Persons shall not be deemed “leased” employees of OUTSET or any OUTSET Affiliate for any purpose.

(l)

No Construction against the Drafter.  The Parties agree that (i) they had full opportunity to consult legal counsel regarding this Agreement prior to signing, have freely and voluntarily entered into this Agreement, and have read and understood each and every provision of this Agreement; and (ii) any interpretation of this Agreement shall not be construed against a Party by virtue of its having drafted any or all of the terms and conditions of this Agreement.

(m)

Federal Contractor Requirements.  This Agreement may be subject to the requirements of 41 CFR 60-1.4 and 29 CFR part 471, Appendix A to Subpart A, which are incorporated into this Agreement by reference, as applicable. In addition, this Agreement is subject to the requirements of 41 CFR 60-300.5(a) and 41 CFR 60-741.5(a), which are incorporated into this Agreement by reference, as applicable. The latter two regulations prohibit discrimination against qualified individuals on the basis of protected veteran status and disability and require affirmative action to employ and advance in employment protected veterans and qualified individuals with disabilities.

(n)

Counterparts.  This Agreement may be executed in one or more counterparts, and/or by facsimile or other electronic means agreed by the Parties, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

[Signature Page Follows]

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

BY SIGNING BELOW, each of OUTSET and Supplier agrees to the terms of this Agreement, and has caused this Agreement to be executed by its duly authorized representative as of the Effective Date.

Providien Device Assembly, LLC		Outset Medical

By:	/s/ Brett M. Bannister	By:	/s/ Martin Vazquez
Name:	Brett M. Bannister	Name:	Martin Vazquez
Title:	Business Unit GM	Title:	COO
Date:	1/14/21	Date:	1/28/2021

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit A - PRODUCTS SPECIFICATIONS

EXHIBIT B - SUPPLY PRICE

EXHIBIT C - APPROVED LOCATIONS

EXHIBIT E - INSURANCE REQUIREMENTS

EXHIBIT F - TOOLING